EXHIBIT 10.1












                   SOUTHWEST GEORGIA FINANCIAL CORPORATION


                            PENSION RETIREMENT PLAN






                           As Amended And Restated,

                            Effective March 1, 2005

































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                               TABLE OF CONTENTS

ARTICLE I    CONSTRUCTION AND DEFINITIONS                                     2

ARTICLE II   MEMBERSHIP IN THE RETIREMENT PLAN                               12

    2.1       Initial Membership                                             12
    2.2       Resumption of Membership                                       12
    2.3       Termination                                                    12
    2.4       Membership Requirement Effective as of May 1, 1999             12
    2.5       Qualified Military Services                                    12
    2.6       Moultrie Insurance Agency Membership                           12
    2.7       Waiver of Participation                                        12
    2.8       Empire Financial Services, Inc. Membership                     13
    2.9       Sylvester Banking Company Membership                           13
    2.10      Sylvester Banking Company Pension Plan                         13

ARTICLE III  MONTHLY RETIREMENT INCOME                                       14

    3.1       General                                                        14
    3.2       Normal Retirement.                                             14
    3.3       Late Retirement                                                17
    3.4       Early Retirement                                               18
    3.5       Disability Retirement                                          18
    3.6       Method of Payment of Retirement Benefits.                      19
    3.7       Suspension Of Benefits                                         21

ARTICLE IV   DEATH BENEFITS                                                  22

    4.1       Incidental Death Benefits for Eligible Spouse.                 22
    4.2       No Death Benefits in Absence of Surviving Eligible Spouse      23

ARTICLE V    VESTING AND TERMINATION OF EMPLOYMENT                           24

    5.1       Vested Interest                                                24
    5.2       Method of Payment of Benefits to Member Separating from
               Service before Retirement Date                                24
    5.3       Lump Sum Cash-Out Distribution                                 25
    5.4       Buy-Back                                                       25
    5.5       Determination Of Present Value                                 26

ARTICLE VI   LIMITATIONS ON BENEFITS, NON-DISTRIBUTION ALIENATION AND
             ASSIGNMENT, AND RIGHTS OF MEMBERS                               27

    6.1       Limitation on Benefits.                                        27
    6.2       Special Rules for Benefits Payable to Highly
               Compensated Employees.                                        32
    6.3       No Assignment of Benefits                                      33
    6.4       Commencement of Benefits                                       33

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    6.5       Reversion                                                      34

ARTICLE VII  CONTRIBUTIONS BY THE EMPLOYER                                   35

    7.1       Employer Contributions                                         35
    7.2       Funding and Investment Policy                                  35
    7.3       Payment of Expenses                                            35

ARTICLE VIII AMENDMENT AND TERMINATION OF PLAN                               36

    8.1       Right to Amend                                                 36
    8.2       Right to Terminate                                             36
    8.3       Allocation upon Termination                                    36
    8.4       Vesting upon Termination or Partial Termination                36
    8.5       Distributions upon Termination                                 36
    8.6       Reversions upon Termination                                    37

ARTICLE IX   PLAN ADMINISTRATOR                                              38

    9.1       Designation                                                    38
    9.2       Compensation and Records                                       38
    9.3       Duties and Powers; Claims Review Procedures                    38
    9.4       Authorization of Payments                                      40
    9.5       No Discrimination                                              40
    9.6       Retention of Agents                                            40

ARTICLE X    THE TRUST FUND AND TRUSTEE                                      41

   10.1       General                                                        41
   10.2       Disposition of Trust Fund                                      41
   10.3       Right of Removal                                               41
   10.4       Powers of Trustee                                              41
   10.5       Interest-Bearing Deposit With Employer                         41
   10.6       Integration of Trust Agreement                                 41

ARTICLE XI   MISCELLANEOUS PROVISIONS                                        42

   11.1       Prohibition Against Diversion                                  42
   11.2       Prudent Man Rule                                               42
   11.3       Responsibilities of Parties                                    42
   11.4       Reports Furnished Members                                      42
   11.5       Reports Available to Members                                   42
   11.6       Reports Upon Request                                           43
   11.7       Merger or Consolidation of Employer                            43
   11.8       Plan Continuance Voluntary                                     43
   11.9       Suspension of Contributions                                    43
   11.10      Agreement Not An Employment Contract                           43
   11.11      Facility of Payments                                           43
   11.12      Unclaimed Benefits                                             44
   11.13      Governing Law                                                  44






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   11.14      Headings No Part of Agreement                                  44
   11.15      Merger or Consolidation of Plan                                44
   11.16      Indemnification                                                45
   11.17      Direct Transfer of Eligible Rollover Distributions.            45
ARTICLE XII  TOP-HEAVY PROVISIONS                                            47
   12.1       Application                                                    47
   12.2       Definitions.                                                   47
   12.3       Accrual of Minimum Benefit                                     47
   12.4       Vesting                                                        48
   12.5       Post-EGTRRA Top-Heavy Provisions.                              48














































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                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                            PENSION RETIREMENT PLAN


THIS AMENDMENT AND RESTATEMENT is entered into effective as of the 21st day of December, 2005, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION, a holding company organized under the laws of the State of Georgia (referred to herein as the "Employer"), and SOUTHWEST GEORGIA BANK, (referred to herein as the "Trustee").

                             W I T N E S S E T H:

Effective January 1, 1976, the Plan was established by the Employer to assist its Employees in providing a life income for their support after they have retired from the employment of the Employer.

Effective as of January 1, 2000, the Plan was amended and restated to conform to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974 ("ERISA"), the pension provisions of the General Agreement on Tariffs and Trade ("GATT"); the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Tax Reform Act of 1997 ("TRA '97"), the Internal Revenue Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000.

The Employer now desires to amend and restate the Plan, effective as of March 1, 2005, to incorporate the prior amendments to the Plan and for certain other purposes. The provisions of this amendment and restatement of the Plan shall apply only to those eligible employees who terminate employment with the Employer on or after March 1, 2005, or such later date as may apply for a provision which becomes effective afterwards. Benefits payable to or on behalf of a Member who terminates employment prior to March 1, 2005 shall not be affected by the terms of any Plan amendment adopted after such Member's termination of employment, unless the amendment provides otherwise.



















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                                  ARTICLE I

                         CONSTRUCTION AND DEFINITIONS

Any words herein used in the masculine shall be read and construed in the feminine where appropriate. Words in the singular shall be read and construed as though used in the plural in all cases where the context so requires.

As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

1.1 The term "Accrued Benefit" as of any date shall be, in the case of a Member who is credited with at least one (1) Hour of Service on or after January 1, 1988, equal to the Monthly Retirement Income calculated pursuant to
Section 3.2(b), 3.2(c), or 3.2(d) (using his Average Monthly Earnings as of the date of calculation). In no event, however, shall any Member's Accrued Benefit as of:

  (a)  January 1, 1988, be less than it was on December 31, 1987;

  (b)  January 1, 2000 be less than it was on December 31, 1999; and

  (c)  January 1, 2001 be less than it was on December 31, 2000.

1.2 The term "Actuarial Equivalent" shall mean a benefit of equivalent value determined in accordance with the provisions of the Plan, as certified by the Actuary. Effective January 1, 2000, the term "Actuarial Equivalent" shall mean a form of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan but having the same value when computed using mortality according to the 1971 Group Annuity Mortality Table for males and an 8% per annum compounded interest rate. Notwithstanding the foregoing, for the purposes of determining the amount of any lump sum payment under the Plan paid on or after January 1, 2000, the mortality table shall be the table prescribed by the Commissioner of Internal Revenue pursuant to Rev. Rul. 95-6 (as hereafter amended or modified) and the interest rate shall equal the annual rate of interest on 30-year Treasury securities as published by the Commissioner of Internal Revenue for the second full calendar month preceding the first day of the Plan Year during which occurs the date of distribution commencement. For purposes of determining the amount of any lump sum payment under the Plan paid prior to January 1, 2000, the interest rate shall be the Applicable Interest Rate under Section 5.5(d) of the prior plan document and the 1971 Group Annuity Mortality Table for males. Notwithstanding any other Plan provision to the contrary, effective for distributions with an Annuity Starting Date on or after December 31, 2002, the applicable mortality table to be used for purposes of: (i) satisfying the requirements of Code Section 417(e) as set forth in Sections 5.3 and 5.5 of the Plan; and (ii) adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as set forth in Section 6.1 of the Plan, shall be the applicable mortality table prescribed in Rev. Rul. 2001-62, the 1994 Group Annuity Reserving Table (94 GAR).

1.3 The term "Actuary" shall mean an individual enrolled by the Joint Board for the Enrollment of Actuaries under Section 3042 of the Employee Retirement Income Security Act of 1974 or a firm of actuaries, at least one of whose members has been so enrolled.
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1.4  The term "Anniversary Date" shall mean January 1 of each year.

1.5 The term "Annuity Starting Date" shall mean the first day of the first period for which an amount is received or receivable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the relevant Member to such benefit.

1.6 The term "Average Monthly Earnings" (as of any date specified in the Plan provision in question) shall mean an Employee's average monthly Earnings for the period of sixty (60) consecutive months within the preceding ten (10) year period which shall produce the highest average for him. If the Employee has completed less than sixty (60) consecutive months of service prior to the respective date, the term "Average Monthly Earnings" shall mean the average of the Monthly Earnings for the months immediately preceding such date.

1.7 The term "Beneficiary" shall mean, in the case of a married Member, the Eligible Spouse of such Member, provided the Eligible Spouse survives the Member and does not consent to the designation of another Beneficiary in accordance with Sections 3.6, or 5.2 of this Plan and Code Section 417(a)(2)(A). In the case of any other Member, the term "Beneficiary" shall mean the person or persons, including any estate or trust, designated from time to time by such Member (in such form as the Plan Administrator may prescribe and with such priorities and conditions as the Member shall specify and the Plan Administrator shall agree to) to receive any death benefit that may be payable hereunder, if such person or persons survive the Member and are in existence after the Member's death. If a deceased member is not survived by a Beneficiary determined under the above provisions of this
Section 1.7, or if no Beneficiary is effectively named under the above provisions of this Section 1.7, the Beneficiary shall be deemed to be the person or persons in the first of the following classes of beneficiaries with one or more members of such class then surviving or in existence;

  (a)  The Member's surviving Eligible Spouse;

  (b)  The Member's descendants, per stirpes; or

  (c)  The Member's estate.

1.8 The term "Board" or "Board of Directors" shall mean the Employer's Board of Directors.

1.9 The term "Break in Service" shall, as a general rule, mean a 12-month eligibility, vesting or benefit accrual computation period during which the Employee has not completed more than 500 Hours of Service. The aggregate Break in Service shall be the number of consecutive 12-month computation periods during which the Employee has not completed more than 500 Hours of Service. If the respective 12-month computation periods is to switch pursuant to the definition of Year of Service and if the Employee does not complete more than 500 Hours of Service during the last 12-month computation period that commences prior to the switch, the 12-month computation period for determining whether the Employee incurs consecutive one year Breaks in Service shall continue to be based on the 12-month computation period in effect before the switch until more than 500 Hours of Service are completed during one such 12-month computation period.


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Notwithstanding any provision of this Plan to the contrary, for purposes of determining whether a Member incurs a Break in Service for the respective computation period, such Member shall be credited with up to 501 Hours of Service for a "birth-related" absence. For these purposes, an Employee's absence from work shall be regarded as "birth-related" if it is occasioned by that Employee's pregnancy, is by reason of the birth of a child of that Employee or the placement of a child with the Employee in connection with the adoption of such child by that Employee, or is for the purpose of caring for such child for a period beginning immediately after the birth or placement. The Employee shall be credited with up to 501 Hours of Service which otherwise would normally have been completed by that Employee but for such "birth-related" absence. If it is not possible to determine the Hours of Service which otherwise would normally have been completed, that Employee shall be deemed to complete 8 Hours of Service for each normal workday of absence, not to exceed 501 Hours of Service in the aggregate. These Hours of Service shall be credited during the computation period during which the absence begins if the Employee does not otherwise complete more than 500 Hours of Service during that computation period; otherwise, these Hours of Service shall be credited during the immediately following computation period. No credit shall be given for a "birth-related" absence, however, unless the Employee furnishes to the Plan Administrator such timely information as shall be reasonably necessary, in the Plan Administrator's discretion, to establish the existence of a "birth-related" absence and the length of that "birth-related" absence.

Notwithstanding any provision of this Plan to the contrary, a Member will not incur a Break in Service while on qualified military service in accordance with the terms of Code Section 414(u)(8) and the provisions of the Uniformed Services Employment and Reemployment Rights Act (USERRA).

1.10 The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All references herein to the Code shall be deemed to refer to the Internal Revenue Code of 1986, and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended. Any reference herein to a specific section of the Code shall be deemed to refer to such section and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended.

1.11 The term "Death Benefit" shall mean any benefit paid to an Eligible Spouse or Beneficiary at the death of a Member, Terminated Member, or Retired Member, as provided under the terms of the Plan.

1.12 The term "Early Retirement Date" shall mean, in the case of each Member who has attained the age of 55 and has completed at least 15 Years of Service, the first day of the month immediately following or coincident with the later of (a) the date such Member leaves the employ of the Employer in accordance with Section 3.4 hereof or (b) the date the Member directs in writing shall be his Early Retirement Date.

1.13 The term "Earnings" shall mean compensation which is paid to a Member by the Employer during the Plan Year and which is includable in the Member's gross income for federal income tax purposes, as reported on the Member's Form W-2; provided, however, that the following income shall be excluded (i) any and all commission income and (ii) income from the exercise of stock options, stock appreciation rights, restricted stock, restricted stock units and

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similar grants.  Any amounts contributed by the Employer on behalf of an
Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Sections 125, 132(f)(4), 401(k), 402(a)(8), 402(h) or 403(b) shall be included in Earnings. Prior to January 1, 1997, in the case of a Member who is a member of the family of: (i) a 5% owner or (ii) a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest annual earnings during such Plan Year, each as determined under Section 414(q)(6) of the Code, as in effect prior to January 1, 1997, the Member's annual Earnings, for all Plan Years prior to January 1, 1997, shall include any annual Earnings received from the Employer by such Member's spouse and any lineal descendants of the Member who have not attained age 19 before the close of such Plan Year. "The Earnings of any Member taken into account in determining benefit accruals under the Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code and such limit shall be retroactively applied to determine such Member's benefit. Thus Earnings of any Member taken into account in determining benefit accruals under the Plan for any Plan Year beginning after December 31, 2004, shall not exceed $210,000. Earnings means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The $210,000 limit on earnings shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Earnings for the determination period that begins with or within such calendar year.

1.14 The term "Effective Date" shall mean the date on which this amendment and restatement is effective, March 1, 2005, except where otherwise indicated in the text of this Plan. The original effective date of the Plan was January 1, 1976.

1.15 The term "Eligible Spouse" shall mean the legally married spouse of the Member at the earlier of the Member's date of death or the Member's Annuity Starting Date, provided the Member and his spouse have been married for at least one year as of such date. However, if a Member marries within one (1) year before his Annuity Starting Date and the Member and such Spouse have been married for at least one (1) year on or before the date of the Member's death, such persons shall be treated as having been married one (1) year on the Member's Annuity Starting Date.

1.16 The term "Employee" shall mean any person who is an Employee (such term having its customary meaning) of the Employer and who is receiving remuneration for personal services rendered to the Employer (other than as an independent contractor). In addition, the term Employee shall include leased employees within the meaning of Code Section 414(n)(2) unless (i) such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), and (ii) such leased employees are covered by a plan described in Code Section 414(n)(5), in which event such leased employees shall not be considered Employees for purposes of this Plan. Leased employees shall not be eligible to participate in this Plan. Further, the following Employees shall not be eligible to participate in the Plan:

  (a) Employees whose terms and conditions of employment are determined by collective bargaining with a union or an affiliate thereof representing such

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

persons and with respect to whom inclusion in the Plan has not been provided for in the collective bargaining agreement;

  (b)  Any individual who is an independent contractor.

An independent contractor who is recharacterized by the Internal Revenue Service as a common law employee will not be considered as described in paragraph (b) for periods on and after the recharacterization. The individual also will not be considered as described in paragraph (b) for periods before the characterization, unless the Employer has classified the individual as an independent contractor in good faith, and the individual was part of a group of independent contractors identified by similar work requirements. An individual's ineligibility under the previous sentence has no bearing on whether the individual is an excludable employee for purpose of the nondiscrimination tests under Code Sections 401(b) and 401(a)(4).

1.17 The term "Employer" shall mean Southwest Georgia Financial Corporation, its successors and assigns, and, subject to the provisions of Section 11.7, any business into which the Employer may be merged or consolidated or to which substantially all of its assets may be transferred. The term shall also mean Southwest Georgia Bank any other affiliate of Southwest Georgia Financial Corporation which shall, with Southwest Georgia Financial Corporation's prior written consent, adopt this Plan, and any successor or assign of such an Employer. In the event such an affiliate does so become a participating employer, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its term, subject to the following special provisions:

  (a) The contribution of each Employer shall be equal to that amount necessary to fund the benefits accrued by its Employees in accordance with the funding methods and policies established under Article VII hereof.

  (b) In computing the Hours of Service of a person who is in the employ of only one of the Employers hereunder at the same time, the period of service of such person with any of the Employers shall be counted, and a transfer of an Employee from the employment of one Employer to the employment of another shall not interrupt his service, nor shall such a transfer constitute a termination of employment under the terms of this Plan.

  (c) In the event of a transfer of any Member from the employment of one employer to the Employment of another Employer, he shall be considered and treated thereafter as a Member who is an Employee of the Employer to which he is transferred, except, if such Member thereafter forfeits all or a part of his interest under any of the provisions of the Plan, the Plan Administrator shall divide such forfeiture for the purpose of allocation in an equitable manner, considering all the circumstances, between the two Employers.

In the event of such a transfer, the contribution of each Employer with respect to the accrued benefits of such transferring Member shall be an amount determined by allocating the total contribution thus necessary to the Employers on the basis of the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

1.18 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations established pursuant

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

thereto, as they now exist or as they may hereafter be amended. Any reference herein to a specific section of ERISA shall be deemed to refer to such section and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended.

1.19 The term "Forfeiture" shall mean the portion of a Member's Accrued Benefit which is not vested in accordance with Section 5.1, and which is applied as provided in the Plan to reduce Employer contributions which would otherwise be required.

1.20  The term "Hour of Service" or "Hour" means:

  (a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (2):

  (i) No more than 500 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

  (ii) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker's compensation, unemployment insurance or disability insurance laws; and

  (iii) No hours shall be credited for a payment which reimburses an Employee for medical or medically related expenses incurred by the Employee; and

  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under paragraphs (1) or (2), as the case may be, and this paragraph (3). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph
(2) shall be subject to the limitations of that paragraph.

  (d) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated herein by this reference.

  (e) The method of determining Hours of Service under the Plan shall be in accordance with Department of Labor Regulations Section 2530.200b-3 and shall be applied in a consistent and non-discriminatory manner to Employees or classes of Employees.




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1.21  The term "Key Employee" means an Employee defined in Code Section 416(i)
and the Treasury regulations thereunder. Generally, they shall include any Employee or former employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

  (a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) for any such Plan Year having 415 Compensation greater than $135,000 (as adjusted under Code Section 415(i)(1) for that Plan Year).

  (b) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code
Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers.

  (c) a "one percent owner" of the Employer having an annual 415 Compensation from the Employer of more than $150,000 as adjusted by the Internal Revenue Service. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000 as adjusted by the Internal Revenue Service, 415 Compensation from each employer required to be aggregated under Code Section 414(b), (c), and (m) shall be taken into account.

1.22 The term "Late Retirement Date" shall mean the first day of any month which is subsequent to the Member's Normal Retirement Date and which is coincident with or immediately following the day the Member terminates employment with the Employer for any reason other than death.

1.23 The term "Member" shall mean any Employee of the Employer who has become a Member as provided in Article II hereof.

1.24  The term "Monthly Earnings" shall mean 1/12th of Earnings as defined in
Section 1.15. A Member's Monthly Earnings shall be appropriately adjusted by the Plan Administrator to an annual basis if he receives compensation for less than the full Plan Year.

1.25 The term "Monthly Retirement Income" shall mean a monthly income due to, or with respect to, a Retired Member which shall commence as of his Early, Normal, or Late Retirement Date, or which shall commence upon his death pursuant to the terms of Section 4.1. Such "Monthly Retirement Income" shall continue for the period indicated in Article III or IV hereof.



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

1.26 The term "Normal Retirement Date" shall mean the first day of the month coincident with or immediately preceding the Member's 65th birthday ("Normal Retirement Age"). A Member shall become fully vested and his Accrued Benefit shall become nonforfeitable as of his Normal Retirement Age.

1.27 The term "Plan" shall mean the pension plan set forth herein, as amended from time to time, which is known as the Southwest Georgia Financial Corporation Pension Retirement Plan.

1.28 The term "Plan Administrator" shall mean the individual or entity (which may be a committee) which will be appointed by and serve at the pleasure of the Employer to administer and manage the Plan in accordance with Article IX. In the event that the Employer has not appointed a Plan Administrator, or in the event that the Plan Administrator appointed by the Employer has resigned, been removed or is otherwise disabled from serving, the term Plan
Administrator shall mean the Employer.

1.29 The term "Plan Year" shall mean the twelve month period beginning on January 1 and ending on December 31, which shall also serve as the "limitation year" for purposes of Section 415 of the Code.

1.30 The term "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Member with a survivor annuity for the life of his Eligible Spouse which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Member and his Eligible Spouse, and which is the Actuarial Equivalent of a 5-year certain annuity for the life of the Member.

1.31 The term "Retired Member" shall mean any Member of the Plan who has terminated his employment after qualifying for retirement under Section 3.2, 3.3, 3.4, or 3.5. Retirement shall be considered to commence on the day immediately following the Member's last day of employment by the Employer or, if later, the last day of an authorized leave of absence.

1.32 The term "Sylvester Plan" shall mean the Sylvester Banking Company Pension Plan.

1.33 The term "Sylvester Member" shall mean Members in this Plan who are former members of the Sylvester Plan who became Members in the Plan as of January 1, 2005 following the merger of the Sylvester Plan into the Plan.

1.34 The term "Terminated Member" shall mean a Member who does not retire under Section 3.2, 3.3, 3.4, or 3.5 hereof or die under Section 4.1, who incurs a one year Break in Service, and who has not again become an active Member.

1.35 The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean a physical or mental condition which totally and presumably permanently prevents a Member from engaging in any substantially gainful activity and which entitles the Member to payment under the Employer-sponsored long-term disability insurance program, assuming that such program is then maintained by the Employer and covers the Member.

1.36 The term "Trust Agreement" shall mean the Trust Agreement adopted December 9, 1975, as in effect as of the effective date of this amendment and restatement of the Plan.

1.37 The term "Trustee" shall mean the trustee or trustees then serving under the Trust Agreement.

1.38 The term "Trust Fund" or "Fund" shall mean all contributions to the Trust together with the earnings and increments thereon, less disbursements made by the Trustee in accordance with the terms of this Plan.

1.39 The term "Year of Service" shall mean a 12-month computation period during which an Employee completes 1,000 or more Hours of Service. The computation period initially to be taken into account shall be the 12-month period commencing with the Employee's first day of employment with the Employer, whether or not such employment commenced prior to the original effective date of the Plan. Whether or not the Employee is credited with at least 1,000 Hours of Service during this initial 12-month computation period, the computation period shall thereafter be the first calendar year commencing after the date such employment began and shall include each calendar year thereafter. In the event such Employee is credited with at least 1,000 Hours of Service during the initial 12-month computation period as well as during his first full calendar year of employment, such Employee shall be credited with one Year of Service plus a fraction of a Year of Service, the numerator of such fractional Year of Service being the number of months during his first partial calendar year of such employment during which he was credited with at least one (1) Hour of Service, and the denominator of which is twelve
(12). If an Employee completes at least 1,000 Hours of Service during such initial 12-month period and such period overlaps two calendar years in neither of which has the Employee completed at least 1,000 Hours of Service, he shall nevertheless be credited with a Year of Service for the Plan Year in which he becomes a Member of the Plan but shall not be credited with any fractional Year of Service as described above. However, in no event shall this definition be applied to reduce the benefit of a Member under the Plan computed as of December 31, 1987, using the definition of Years of Service previously contained in the Plan.

Notwithstanding any provision of this Section 1.39 or the Plan generally to the contrary, a Member who is not credited with at least one (1) Hour of Service on or after January 1, 1988, shall receive no credit, for purposes of calculating his Monthly Retirement Income and Accrued Benefit, for Hours of Service completed after his Normal Retirement Date. Also, again notwithstanding any provision of this Section 1.39 or the Plan generally to the contrary, if a Terminated Member is subsequently re-employed and again becomes a Member, or if a Member's Break in Service ceases where no termination of employment has occurred, his "Years of Service" for vesting and benefit accrual purposes shall not include any periods of employment prior to such re-employment or cessation of Break in Service only if (i) such Member's vested percentage pursuant to Section 5.1 was zero as of the date of termination or commencement of Break in Service, and (ii) the Member's Breaks in Service as of his re-employment or cessation of Break in Service equals or exceeds the greater of 5 consecutive years or his Years of Service for vesting purposes as of his termination date or commencement of Break in Service.

In computing Years of Service hereunder, the period of an Employee's employment with any other member of a group of related employers which includes the Employer shall be counted for participation and vesting purposes (but not for accrual of benefits purposes unless such other employer has also adopted the Plan), and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt such Employee's service. Related employers shall be determined under Code Section 414(b),
(c), (m) and (n), to include members of a controlled group or corporations, trades or business under common control, members of an affiliated service group, and entities related through the leasing of employees.

                                  ARTICLE II

                       MEMBERSHIP IN THE RETIREMENT PLAN

2.1 Initial Membership. An Employee who was a member under the prior provisions of this Plan as of the date immediately preceding the Effective Date shall remain a Member and shall continue to participate in accordance with the provisions of this amended and restated Plan. Any other Employee will become a Member on the Anniversary Date of the Plan Year in which the Member has both completed one (1) Year of Service and has attained the age of twenty-one
(21).

2.2 Resumption of Membership. A Retired or Terminated Member who later returns to the employ of the Employer or who completes a Year of Service after incurring a Break in Service while still employed by the Employer shall again become a Member as of the Anniversary Date occurring within the Plan Year in which he is re-employed or in which he completes a Year of Service following the Break in Service, whichever is applicable. Any such Member's benefit payments shall thereupon be suspended as provided in Section 3.7 of the Plan. Notwithstanding any provision of this Plan to the contrary, a Retired or Terminated Member who is reemployed as an Employee and continues in the employ of the Employer through the last day of the Plan Year shall resume his Membership for the Plan Year of employment, even though he completes not more than 500 Hours of Service during such Plan Year.

2.3 Termination. Membership in this Plan shall continue until such Member incurs a Break in Service, retires in accordance with Section 3.2, 3.3, 3.4, or 3.5, dies or becomes a Terminated Member as contemplated in Section 5.1 of the Plan.

2.4  Membership Requirement Effective as of May 1, 1999.  Notwithstanding
Section 2.1, effective May 1, 1999, any Employee who is employed exclusively on a commissioned basis shall not be eligible to participate in the Plan.

2.5 Qualified Military Services. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

2.6 Moultrie Insurance Agency Membership. Subject to Section 2.4, an Employee who had been employed by Southwest Georgia Insurance Services, Inc. (a/k/a Moultrie Insurance Agency) on or after May 1, 1999 shall become a Member on the date he first is employed by an Employer and meets the requirements of
Section 2.1 where Years of Service shall include service under Southwest Georgia Insurance Services, Inc. from and after May 1, 1999 so long as it does not otherwise duplicate Service under this Plan.

2.7 Waiver of Participation. An Employee, leased employee, independent contractor, Beneficiary or other person with any claim to benefits under the Plan who provides the Plan Administrator with a knowing, voluntary and irrevocable waiver of benefits under the Plan in a form satisfactory to the Plan Administrator shall not be eligible to participate in or receive benefits from the Plan and shall be treated for all purposes as ineligible.

2.8 Empire Financial Services, Inc. Membership. Effective January 1, 2002, Empire Financial Services, Inc., a subsidiary company of Southwest Georgia Financial Corporation, became an adopting Employer in accordance with Section
1.18 of the Plan. Effective January 1, 2002, Employees of Empire Financial Services are eligible to participate in the Plan provided that service under the Empire Financial Services, Inc. Profit Sharing Plan shall be recognized for eligibility and vesting but not for accrual of benefits under the Plan.

2.9 Sylvester Banking Company Membership. Effective as of February 27, 2004, service of Employees who were employed by Sylvester Banking Company on the immediately preceding day will be counted as Hours of Service for purposes of determining eligibility under the Plan. Employees who met the Plan's eligibility service requirements on February 27, 2004 will be immediately eligible to participate in the Plan. In addition prior service with Sylvester Banking Company shall be recognized for calculating vesting but not for purposes of determining a Member's Accrued Benefit under the Plan (except as provided in Section 2.10 with respect to the Member's benefit under the Sylvester Plan).

2.10 Sylvester Banking Company Pension Plan. Each participant in the Sylvester Banking Company Pension Plan (the "Sylvester Plan") as of the close of business on December 31, 2004, shall, in connection with the merger of the Sylvester Plan into the Plan, become a Member in the Plan effective as of the earlier of the date specified in Section 2.9 or the close of business on December 31, 2004. The Plan Administrator shall maintain records adequate to permit the determination of the amounts transferred attributable to a Sylvester Member's frozen accrued benefit under the Sylvester Plan.

                                 ARTICLE III

                           MONTHLY RETIREMENT INCOME

3.1 General. Any Member who terminates his employment with the Employer on or after his Early, Normal, or Late Retirement Date or by reason of Total and Permanent Disability shall qualify for retirement under Sections 3.2, 3.3, 3.4, or 3.5, and his Accrued Benefit shall be fully vested. Monthly
Retirement Income payable under the terms of this Article shall be subject to the restrictions and limitations of Article VI and shall be paid by the Trustee only by or at the direction of the Plan Administrator. Neither the Employer, the Plan Administrator, nor the Trustee shall be under any obligation to pay any Monthly Retirement Income other than from the Trust
Fund.

3.2  Normal Retirement.

  (a) Benefit Computations Prior to January 1, 1988 [Historical provision]. Each Member who is not credited with at least one (1) Hour of Service on or after January 1, 1988, who lives to his Normal Retirement Date and who retires on such date shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, equal to the greater of (1) $100 or (2) 20% of his Average Monthly Earnings, plus 15% of his Average Monthly Earnings in excess of $1,000, plus .5% of his Average Monthly Earnings multiplied by his Years of Service as of his Normal Retirement Date. Such monthly retirement benefit is then multiplied by a fraction, the numerator of which is such Member's Years of Service as of the date of calculation and the denominator of which is such Member's Years of Service at his Normal Retirement Date if he were to live and remain in the employ of the Employer until his Normal Retirement Date. If the Member has less than 15 Years of Service his monthly retirement benefits as determined under (1) or (2) above shall be reduced by 1/15th for each Year of Service less than 15, but such reduction shall in no event reduce the Member's monthly retirement benefit to less than two percent (2%) of his Average Monthly Earnings for each Year of Service not in excess of ten (10) Years of Service. All such monthly benefits shall be computed to nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar.

  (b) Benefit Computations After December 31, 1987 And Prior to January 1, 1989 [Historical provision]. In the case of a Member who retires on his Normal Retirement Date and who is credited with at least one (1) Hour of Service on or after January 1, 1988 but is not credited with (1) Hour of Service on or after January 1, 1989, such Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to (1) a basic monthly benefit of thirty-five percent (35%) of such Member's Average Monthly
Earnings plus (2) an excess benefit equal to three-fourths of one percent (.75%) of such Average Monthly Earnings in excess of one thousand six hundred sixty-six dollars and sixty-seven cents ($1,666.67) multiplied by the Member's Years of Service not in excess of thirty-five (35) Years of Service. Such monthly retirement benefit is then multiplied by a fraction, the numerator of which is such Member's Years of Service as of the date of calculation and the denominator of which is such Member's Years of Service at his Normal Retirement Date if he were to live and remain in the employ of the Employer until his Normal Retirement Date. The Member's total monthly benefit so computed shall be reduced by 1/15th for each Year of Service fewer than 15 credited to such Member. Provided, however, that in no event shall the application of this Section 3.2(b) result in a Member's Accrued Benefit on or after January 1, 1988, being less than such Member's Accrued Benefit determined as of December 31, 1987, based upon such Member's Years of Service and Average Monthly Earnings as of December 31, 1987.

  (c) Benefit Computations After December 31, 1988 and Prior to January 1, 2001 [Historical provision]. In the case of a Member who retires on his Normal Retirement Date (or otherwise terminates employment) and who is credited with at least one (1) Hour of Service on or after January 1, 1989 but is not credited with (1) Hour of Service on or after January 1, 2001, such Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to the sum of (i) and (ii):

  (i) a basic monthly benefit of thirty-five percent (35%) of such Member's Average Monthly Earnings multiplied by:

  (1) his Years of Service as of his date of termination of employment or other termination of Service divided by the Years of Service he would have if he continued in employment to his Normal Retirement Date; and

  (2) a fraction equal to the Years of Service he would have if he continued in employment to his Normal Retirement Date divided by 15; provided that this fraction is only applied to a Member if he would have fewer than fifteen (15) Years of Service at his Normal Retirement Date (or if he is employed after his Normal Retirement Date, at his Late Retirement Date);

  (ii) an excess benefit equal to .72%, subject to Section 3.2(h), of such Average Monthly Earnings in excess of one thousand four hundred sixteen dollars and sixteen cents ($1,416.16) multiplied by the Member's Years of Service at his date of termination or other termination of Service not in excess of thirty-five (35) Years of Service.

In no event shall the application of this Section 3.2(c) result in a Member's Accrued Benefit on or after January 1, 1989, being less than such Member's Accrued Benefit determined as of December 31, 1988, based upon such Member's Years of Service and Average Monthly Earnings as of December 31, 1988.

  (d)  Benefit Computations After December 31, 2000 [Current Provision].

  (i) In the case of a Member who is not a Sylvester Member and who retires on his Normal Retirement Date (or otherwise terminates employment) and who is credited with at least one (1) Hour of Service on or after January 1, 2001, such Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to the sum of (1) and (2) below.

  (1) The Member's Accrued Benefit as of December 31, 2000 determined as if such date were a date of termination of employment but with Average Monthly

  Earnings determined as of the date of actual termination of employment.

  (2)  46% of the Member's Average Monthly Earnings multiplied by

  (A) the ratio of the Member's Years of Service since January 1, 2001 divided by all Years of Service; and

  (B) a fraction equal to the Years of Service he would have if he continued in employment to his Normal Retirement Date divided by 25; provided this fraction is only applied to a Member if he would have fewer than twenty-five (25) Years of Service at his Normal Retirement Date (or if he is employed after his Normal Retirement Date, at his Late Retirement Date).

  (ii) Normal Retirement Benefit. Each Sylvester Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to:

  (1) the Member's frozen accrued benefit under the Sylvester Plan converted using the Sylvester Plan's actuarial assumptions to a 5-year certain and life monthly retirement income, plus

  (2)  (A)  46% of such Member's Average Monthly Earnings, multiplied by

       (B) an accrual fraction equal to the Member's Years of Service completed after March 1, 2004, divided by the Member's Years of Service at his Normal Retirement Date, if he were to live and remain in the employ of the Employer until his Normal Retirement Date (excluding any years of service performed for Sylvester), multiplied by

       (C) an accrual fraction equal to the Member's Years of Service at his Normal Retirement Date not in excess of 25, divided by 25.

Provided however, that in no event shall the application of this Section 3.2(d)(ii) result in a Sylvester Member's Accrued Benefit on or after March 1, 2004, being less than such Sylvester Member's Accrued Benefit determined as of February 27, 2004 based upon such Sylvester Member's Years of Service and Average Monthly Earnings as of February 27, 2004.

(e) Retired Members Entitled to Greater of Past or Current Benefit Formula. For Plan Years beginning on or after January 1, 1990, any Member who terminated employment prior to 1988 and who is entitled to a retirement benefit shall have his retirement benefit recomputed under both the pre-1988 benefit formula contained in Section 3.2(a) and the post-1987 benefit formula contained in Section 3.2(b), and shall be entitled to receive, prospectively from January 1, 1990 forward only, the greater of the retirement benefits calculated under Sections 3.2(a) or 3.2(b) above. In no event shall the recomputation of a Member's retirement benefit cause or permit a Member to change the method of benefit payment such Member previously elected pursuant to Section 3.6.

(f) Form of Normal Retirement Benefit. The monthly retirement benefit shall be expressed in the form of a 5-year certain annuity for the life of the Member, although the actual form of payment shall be in accordance with the terms of Section 3.6.

(g) Effective as of January 1, 1989, a Member's benefit under this Section 3.2 shall in no event be less than the Member's early retirement benefit calculated under Section 3.4.

(h) Effective as of January 1, 1989 and as applicable to a benefit determined under Section 3.2(c), if the Member commences benefits under the Plan prior to the Member's reaching his Social Security Retirement Age (as hereinafter defined) the .72% excess integration factor in Section 3.2(c) shall be replaced by .67% if the Social Security Retirement Age is 66 and .62% if the Social Security Retirement Age is 67. The "Social Security Retirement Age" shall be as follows:

  (i)  age 65 is the case of a Member who attains age 62 before January
  1, 2000;

  (ii) age 66 in the case of a Member who attains age 62 after December 31, 1999, but before January 1, 2017; and

  (iii)  age 67 in the case of a Member who attains age 62 after December
  31, 2016.

(i) Effective as of January 1, 1989, this subsection shall apply to a Member who is (i) credited with a Year of Service both before 1994 and after 1993; and
(ii) whose annual compensation in one or more Plan Years prior to January 1, 1994 exceeded the limit in Code Section 401(a)(17) in effect on January 1, 1994. Such Member's benefit under the Plan shall be the greater of:

  (i)  such Member's Accrued Benefit as of December 31, 1993; and

  (ii) such Member's Accrued Benefit as of his actual date of termination of employment or retirement using the benefit formula in Section 3.2(c) based on the Member's total Years of Service.

3.3 Late Retirement. Subject to applicable law and the Employer's personnel policies, a Member may remain in the employ of the Employer after his Normal Retirement Date, in which event no Monthly Retirement Income shall be paid prior to the Member's Late Retirement Date. If a Member does continue his employment with the Employer beyond his Normal Retirement Date, he shall be entitled to a monthly retirement benefit, commencing on his Late Retirement Date, equal to the monthly retirement benefit which he would have received under Section 3.2 if he had retired on his Normal Retirement Date, taking into account his Years of Service and Average Monthly Earnings as of his Normal Retirement Date and assuming that the form of payment ultimately received under Section 3.6 began as of his Normal Retirement Date; provided, however, that a Member who is credited with at least one (1) Hour of Service on or after January 1, 1988, shall be entitled on his Late Retirement Date to the greater of his Monthly Retirement Income computed in the manner provided in Section 3.2(b), 3.2(c), or 3.2(d) but by taking into account his Years of Service, including Years of Service credited after his Normal Retirement Date, (subject, however, to any applicable Year of Service maximums) and Average Monthly Earnings as of his Late Retirement Date or the Actuarial Equivalent of the monthly retirement benefit which he would have received under Section 3.2 if he had retired on his Normal Retirement Date. The monthly retirement benefit shall be expressed in the form of a 5-year certain annuity for the life of the Member, although the actual form of payment shall be in accordance with the terms of Section 3.6.

3.4 Early Retirement. A Member who is at least age 55 and has completed at least 15 Years of Service shall be eligible for early retirement and thus shall be fully vested. If a Member does take early retirement, he shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, equal to his Accrued Benefit as of his Early Retirement Date. Alternatively, if the Member elects to have his monthly retirement benefit begin before his Normal Retirement Date, such Member shall be entitled to a monthly retirement benefit equal to the monthly retirement benefit which would otherwise commence as of his Normal Retirement Date, reduced by five twelfths (5/12ths) of one percent (1%) for each month that the commencement date of such payments precedes the Member's Normal Retirement Date. All such monthly benefits shall be computed to the nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar. The monthly retirement benefit shall be expressed in the form of a 5-year certain annuity for the life of the Member, although the actual form of payment shall be elected in accordance with the terms of Section 3.6.

3.5 Disability Retirement. If a Member becomes Totally and Permanently Disabled after completing at least 10 Years of Service, and if he remains Totally and Permanently Disabled until his Normal Retirement Date, such
Member shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, computed as of the date such Member incurs a Total and Permanent Disability, in an amount equal to the monthly retirement benefit to which he would have been entitled under Section 3.2 if he had continued to work until his Normal Retirement Date and his Average Monthly Earnings continued at the same level as in effect at the time of the Total and Permanent Disability.

Total and Permanent Disability shall be considered to have ended and entitlement to a disability retirement pension shall cease if, prior to his Normal Retirement Date, the Member is reemployed by the Employer or loses his entitlement to payments under all Employer-sponsored long-term disability insurance programs under which he was covered at the time of his Total and Permanent Disability. If entitlement to a disability retirement pension ceases in accordance with the provisions of this paragraph for a reason other than reemployment by the Employer, such Member shall not be prevented from qualifying for a Monthly Retirement Income under another provision of the

Plan, based upon his Years of Service, Average Monthly Earnings, and age at the time of disability retirement, but such Member's period of Total and Permanent Disability shall not be counted in calculating his Years of Service. If a Member recovers from Total and Permanent Disability and returns to employment with the Employer, his subsequent entitlement to a Monthly Retirement Income shall be determined in accordance with the provisions of the Plan, based upon his Years of Service, Average Monthly Earnings, and age, and the period of Total and Permanent Disability shall be counted in calculating his Years of Service.

3.6  Method of Payment of Retirement Benefits.

(a) Monthly Retirement Benefit of the Normal Form. Except as otherwise provided with respect to married Members in Section 3.6(b) and the election of an optional form of payment in Section 3.6(c), a Member entitled to retirement, termination or disability benefits hereunder shall receive such benefits in the form of a 5-year certain annuity for the lifetime of the Member.

(b) Qualified Joint and Survivor Annuity for Married Participants. Benefits of any Member who has an Eligible Spouse on the Annuity Starting Date shall be paid, unless the Member otherwise elects in the manner set forth below, in the form of a Qualified Joint and Survivor Annuity, which shall be the Actuarial Equivalent of the normal form of monthly retirement benefit, providing periodic payments for the life of the Member with a fifty percent (50%) contingent survivor annuity for the benefit of his Eligible Spouse.
The Plan Administrator shall establish an election period of at least ninety
(90) days prior to the date on which Qualified Joint and Survivor Annuity payments are to commence and shall provide each Member with a notice in writing of his option to elect not to receive his benefits in the form of a Qualified Joint and Survivor Annuity. Such notice shall also contain an explanation of the requirement of a written consent by the Member's Eligible Spouse as to any such election. Such notice shall contain an explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon his annuity payments of making the election not to receive a Qualified Joint and Survivor Annuity. Any such election is revocable by the Member if revoked in a writing delivered to the Plan Administrator within such election period.

  (i) An election by a married Member to receive his retirement benefits in a form other than a Qualified Joint and Survivor Annuity shall not take effect unless:

  (1) the Member's Eligible Spouse consents in writing to such election, and the Eligible Spouse's consent acknowledges the effect of such election and is witnessed by a notary public or an official designated by the Plan Administrator; or

  (2) it is established to the satisfaction of the Plan Administrator that the Eligible Spouse's consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Regulations.

Consent by an Eligible Spouse, or establishment that an Eligible Spouse's consent cannot be obtained, shall be effective only with respect to such individual spouse.

(c) Election of Optional Forms of Payment. A Member entitled to benefits payable in the form of equal monthly installments for such Member's life or a married Member's electing (with the written consent of such Member's Eligible Spouse) not to receive a Qualified Joint and Survivor Annuity, may elect to have his retirement benefit payable under one of the Optional Forms of Payment, set forth below, which is the Actuarial Equivalent of his Normal Retirement Benefit pursuant to Section 3.2 hereof:

  (i)  An annuity for the Member's life alone;

  (ii) An annuity for the Member's life, with payments guaranteed for 5 or 10 years; or

  (iii) An annuity for the Member's life, with a survivor annuity for the Member's Eligible Spouse which is 100% or 75% of the annuity which is payable during the joint lives of the Member and his Eligible Spouse.

(d) Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 3.6, if the Actuarial Equivalent present value of the Member's benefit is less than $5,000, and if benefit payments have not begun and the Member's Annuity Starting Date has not been reached, the Plan Administrator shall distribute such benefits in a lump sum to the Member or his Beneficiary. For these purposes, the present value of the Member's Monthly Retirement Income shall be calculated in accordance with Section 5.5 of the Plan. In the event of a distribution under this Section 3.6(d) in excess of $1,000, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover in accordance with Section 11.17 or to receive the distribution directly, then the Plan Administrator will pay the distribution in a Direct Rollover to an Eligible Retirement Plan designated by the Plan Administrator.

(e) Election Period - Any election of a payment option other than a Qualified Joint and Survivor Annuity (or a revocation of same) by a Member must be made in writing filed with the Plan Administrator within an election period commencing on the date which is nine (9) months prior to the Member's retirement date and terminating sixty (60) days prior to the date upon which his benefits actually commence (the "Election Period"). Information pertaining to this election shall be delivered to the Member on or before the commencement date of the Election Period. The Member must request any additional information he may desire within a sixty (60) day period commencing on the date this information is mailed or delivered to him. Notwithstanding anything in this Section 3.6(e) to the contrary, the Election Period shall in all cases include the sixty-day period following the date upon which the additional information timely requested by a Member was mailed or delivered to him.

Notwithstanding the preceding paragraph or Section 3.6(b), effective January 1, 1997, the written explanation described in Code Section 417(a)(3)(A) may be provided after the Annuity Starting Date. The 90-day applicable election period to waive the Joint and Survivor Annuity described in Code Section 417(a)(6)(A) shall not end before the 30th day after the date on which such explanation is provided. The Secretary of the Treasury may, by regulations, limit the period of time by which the Annuity Starting Date precedes the provision of the written explanation other than by providing that the Annuity Starting Date may not be earlier than termination of employment.

Effective January 1, 1997, a Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the Annuity Starting Date (or to waive the 30-day requirement under the above paragraph) if the distribution commences more than 7 days after such explanation is provided.

(f) Death After Commencement of Benefits. If the Member dies after the commencement of the distribution of benefits but prior to the distribution of all benefits payable under the respective settlement option, the distribution shall continue to the Beneficiary pursuant to the form of payment selected by the Member under this Section 3.6.

3.7 Suspension Of Benefits. Except as provided in Section 3.5, if a Retired or Terminated Member is receiving benefit payments from or on behalf of the Plan on account of such retirement or termination, such benefit payments shall immediately cease upon re-employment, and, except as provided in Section 5.4, the total benefits theretofore paid to such Member shall actuarially reduce any subsequent benefit payments which may be due or may become due to such Member under the Plan. Any benefits thereafter payable to such Member shall be paid as otherwise provided in the Plan. No payment will be withheld under this Section unless the Plan notifies the Participant, in accordance with the requirements of ERISA Section 203(a)(3)(B) and the regulations thereunder, that such Member's benefits are suspended. To the extent required by ERISA, this Section 3.7 shall apply to Members who continue employment past their Normal Retirement Date as provided in Section 3.3.

                                  ARTICLE IV

                                DEATH BENEFITS

4.1  Incidental Death Benefits for Eligible Spouse.

(A) If a Member dies while actively employed and prior to becoming a Retired Member or Terminated Member and prior to the commencement of benefits pursuant to Article III or V, Death Benefits shall be payable to the deceased Member's Eligible Spouse, if any. The surviving Eligible Spouse may elect between the following:

  (i) A monthly retirement benefit, commencing on what would have been the Member's Normal Retirement Date (or his Late Retirement Date if the Member works beyond his Normal Retirement Date), equal to the amount which would have been payable to the Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until his Normal Retirement Date and begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits; or

  (ii) a monthly retirement benefit, commencing on the first day of any month on or after what would have been the Member's 55th birthday and before what would have been the Member's Normal Retirement date, equal to the amount which would have been payable to the Eligible Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until the date on which benefits actually commence under this item (ii) and had begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits.

In the absence of an affirmative written election by the Spouse, Death Benefits shall be payable to the surviving Eligible Spouse in accordance with item (i), above, if the Member dies on or after his Normal Retirement Date. Otherwise, Death Benefits shall be payable in accordance with item (ii), above, with the payment of benefits commencing on the first day of the month coincident with or immediately following the Member's 55th birthday if he dies before age 55 or commencing on the first day of the month coincident with or immediately following the date of the Member's death if he was at least age 55 at the time of his death.

All such monthly benefits shall be computed to the nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar. The monthly retirement benefit shall continue for the life of the Spouse alone. The death of the Spouse, whether before or after the commencement of monthly benefits, shall terminate the right to any Death Benefits for any month after the Spouse's death.

(b) Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 4.1 to the contrary, if the Actuarial Equivalent present value of the Member's Death Benefits are less than $5,000, and if benefit payments have not begun and the Member's Annuity Starting Date has not been reached, the Plan Administrator, shall distribute such Death Benefits in a lump sum to the surviving Eligible Spouse of the deceased Member. For these purposes, the present value of the Member's Death Benefits shall be calculated in accordance with Section 5.5 hereof.

4.2 No Death Benefits in Absence of Surviving Eligible Spouse. If a deceased Member is not survived by an Eligible Spouse, no Death Benefits shall be payable under this Plan with respect to a deceased Member who is not a Retired Member or Terminated Member at the time of his death and who is not eligible for retirement under Sections 3.2, 3.3, or 3.4 at the time of his death. If a deceased Member who is not survived by an Eligible Spouse and who is not a Retired Member or Terminated Member, would have been eligible for normal, late or early retirement under Sections 3.2, 3.3, or 3.4, respectively, at the time of his death, his Beneficiary shall receive as Death Benefits a monthly amount for 60 months equal to the monthly retirement benefit which the Member would have received if he had retired as of the date of his death and had begun to receive Monthly Retirement Income in the form of a 5-year certain annuity for the life of the Member, commencing on the first day of the month following the month in which his death occurs.

                                  ARTICLE V

                     VESTING AND TERMINATION OF EMPLOYMENT

Vested Interest. Whenever a Member, for reasons other than actual retirement under Sections 3.2, 3.3, 3.4, or 3.5 hereof or death under Article IV, incurs a one year Break in Service, he shall cease to be an active Member and shall become a Terminated Member. Subject to the limitations and restrictions of
Article VI, each Terminated Member who is not thereafter credited with any additional Year(s) of Service shall be entitled at his Normal Retirement Date to receive Monthly Retirement Income equal to the vested percentage of his Accrued Benefit as of his date of termination.

The vested percentage of any Terminated Member who is credited with at least one (1) Hour of Service on or after January 1, 1989, shall be determined in accordance with the following schedule:

     Completed Years of Service      Vested Percentage
            Less than 5                       0%
             5 or more                      100%

The vested percentage of any Terminated Member who is not credited with at least one (1) Hour of Service on or after January 1, 1989 shall be determined pursuant to the terms of the Plan as it existed on the date of the Terminated Member's termination of employment.

The nonvested portion of the Terminated Member's Accrued Benefit shall constitute a Forfeiture as of the last day of the Plan Year in which such Terminated Member's employment with the Employer terminates if the Member has no vested interest in his Accrued Benefit, or upon the earlier to occur of a fifth consecutive Break in Service or a distribution of any portion his vested Accrued Benefit if the Member does have a vested interest in his Accrued Benefit. Any such Forfeiture shall serve to reduce the Employer's contributions required under Article VII. In the event a distribution is made, the relevant Member shall be afforded the Buy-Back option described in
Section 5.4 of the Plan.

If a Terminated Member has completed at least 15 Years of Service as of the date of termination, then he shall be entitled to elect in writing to receive Monthly Retirement Income, commencing on or after the first day of the month on or after the Member's 55th birthday and before his Normal Retirement Date, equal to the amount otherwise payable at his Normal Retirement Date, reduced by 5/12ths of 1% for each month that the commencement of benefits precedes his Normal Retirement Date.

5.2 Method of Payment of Benefits to Member Separating from Service before Retirement Date. If the Member separates from service before retirement or death, the settlement options available to the Member will depend upon the Member's marital status as of the date on which benefit payments commence or on which the Member dies.

(a) If the Member then has an Eligible Spouse, the vested portion of his benefit will be paid in the form of a Qualified 50% Joint and Survivor Annuity as described in Section 3.6(b) unless the Member and his Eligible Spouse pursuant to the spousal consent requirements in Section 3.6(b)(2), elect to have the vested portion of his benefits paid in the form of a 5-year certain annuity. Payments under such Qualified Joint and Survivor Annuity or straight life annuity shall in fact commence as of the Member's Normal Retirement Date or, if the Member has completed at least 15 Years of Service as of his date of termination and so elects in writing, on the first day of any month on or after the Member's 55th birthday and before his Normal Retirement Date. If the Member dies before the commencement of benefits, a 50% survivor annuity equal to the amount which would be payable to the surviving Eligible Spouse under a Qualified Joint and Survivor Annuity (as though the Member had lived and begun to receive a Qualified Joint and Survivor Annuity on the commencement date) shall be payable to the Surviving Eligible Spouse. The commencement date of this 50% survivor annuity shall be the first day of the month coincident with or immediately following the later of the Member's 55th birthday or his date of death if he has completed at least 15 Years of Service as of his date of termination and otherwise shall be the Member's Normal Retirement Date. The death of the surviving Eligible Spouse shall terminate the right to any annuity payments for any month after the surviving Eligible Spouse's death.

(b) If the Member does not have an Eligible Spouse, the Member shall receive the vested portion of his Accrued Benefit in the form of a 5-year certain annuity for the life of the Member, commencing on the Member's Normal Retirement Date. Alternatively, if the Member has completed at least 15 Years of Service as of his date of termination and so elects in writing, the monthly benefit otherwise payable to the Member at the time of his Normal Retirement Date, reduced by five twelfths (5/12ths) of one percent (1%) for each month that the commencement of benefits precedes his Normal Retirement Date, shall be payable in the form of a 5-year certain annuity for the life of the Member, commencing on the first day of any month on or after the Member's
55th birthday and before his Normal Retirement Date. The Terminated Member's death prior to the commencement of benefits shall terminate any right to benefits under this Plan with respect to that Terminated Member.

5.3 Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 5.3 to the contrary, if the Actuarial Equivalent present value of the vested portion of a Member's Accrued Benefit is less than $5,000, and if benefit payments have not begun and the Annuity Starting Date of the relevant Member has not been reached, the Plan Administrator shall distribute such amount in a lump sum to the Member or the Beneficiary of a deceased Member. For these purposes, the present value of the vested portion of the Member's Accrued Benefit shall be calculated in accordance with Section 5.5 hereof.

5.4  Buy-Back.  If a Member who has received a distribution pursuant to
Section 5.3 is subsequently reemployed and again becomes a Member of this Plan, the calculation of his Accrued Benefit and his Monthly Retirement Income shall be reduced by the Actuarial Equivalent of such cash-out unless the amount of such payment is repaid to the Trust Fund, plus interest at 5% per annum between the date of payment and the date of repayment. This 5% interest rate shall automatically be adjusted to reflect any regulation or ruling issued under Code Section 411(c)(2)(D) which changes such interest rate. If such amount (plus interest) is repaid, the Member's Accrued Benefits shall not be reduced by the Actuarial Equivalent of the cash-out.

5.5  Determination Of Present Value

(a) In General. For purposes of determining whether the present value of (1) a Member's Vested Accrued Benefit, (2) a Qualified Joint and Survivor Annuity within the meaning of Section 417 of the Code, or (3) a Qualified Pre-Retirement Survivor Annuity within the meaning of Section 417 of the Code exceeds $5,000, the present value of such benefits or annuities shall be calculated in accordance with the provisions of Section 1.2 of the Plan.

(b) Minimum Value. In no event shall the present value of any benefit or annuity determined under Section 5.5(a) be less than the greater of:

  (i) The present value of such benefit or annuity using the Plan provisions (other than this Section 5.5) for determining the present value of accrued benefits or annuities, or

  (ii)  The present value of such benefits or annuities determined under
  Section 5.5(a) before application of this subsection (b).

(c) Coordination with Limitations on Contributions and Benefits. In no event shall the amount of any benefit or annuity determined under this Section 5.5 exceed the maximum benefit permitted under Code Section 415.

                                  ARTICLE VI

                   LIMITATIONS ON BENEFITS, NON-DISTRIBUTION
                        ALIENATION AND ASSIGNMENT, AND
                               RIGHTS OF MEMBERS

6.1  Limitation on Benefits.

(a) Anything herein to the contrary notwithstanding, the benefits computed under Article III shall be subject to the following limitations: The maximum benefit, when expressed as an annual benefit, shall not exceed the lesser of $170,000 (subject to cost of living adjustments under Code Section 415(d)) or 100% of the Member's average annual Earnings for his three highest consecutive years, subject to the following:

  (i) The maximum limitation shall apply to a straight life annuity, with no ancillary benefits;

  (ii) If benefits begin prior to the Member's Social Security Retirement Age (as hereinafter defined), the maximum will be adjusted so that it is the Actuarial Equivalent of an annual benefit of $170,000, multiplied by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987. The "Social Security Retirement Age" shall be the age used as the retirement age for the Member under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 215(1)(2) of such Act were 62.

  (iii) If benefits begin after a Member's Social Security Retirement Age, the maximum shall be adjusted so that it is the Actuarial Equivalent of $7,500 per month beginning at the Social Security Retirement Age, multiplied by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, based on the lesser of the interest rate assumption used under the Plan or on an assumption of five percent (5%) per year. Effective as of January 1, 2000, the benefits paid in accordance with this Section shall be adjusted for the repeal of Code Section 415(e) provided that no increase in benefit is permitted to reflect the difference between the limitation of Code Section 415(b) and Code Section 415(e) for the prior limitation years.

  (iv) If the Employee has completed less than ten years of participation in the Plan, the Member's Accrued Benefit shall not exceed the maximum multiplied by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan, and the denominator of which is ten.

  (v) The maximum amount of $170,000 shall be increased as permitted by Internal Revenue Service Regulations to reflect cost-of-living adjustments above the base period and from and after January 1, 2005 the benefit paid to any Participant who is in payment status will be adjusted as of the first day of each limitation year for the increase, if any, in the dollar limitation indexed under Code Section 415(d).

  (vi) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, the Accrued Benefit, including the right to any optional benefit provided in the Plan (and all other defined benefit plans required to be aggregated with this Plan under the provisions of Code Section 415), shall not increase to an amount in excess of the amount permitted under Code Section 415.

(b) Effective as of the first day of the first limitation year beginning on or after January 1, 2000 (the "effective date"), and notwithstanding any other provision of the Plan, the Accrued Benefit for any Participant shall be determined by applying the terms of the Plan implementing the limitations of Code Section 415 as if the limitations of Code Section 415 continued to include the limitations of Code Section 415(e) as in effect on the day immediately prior to the effective date. For this purpose, the defined contribution fraction is set equal to the defined contribution fraction as of the day immediately prior to the effective date.

Notwithstanding any provision in the Plan to the contrary, the preceding provision does not apply to any Employee participating in the Plan who has completed one Hour of Service on or after January 1, 2000.

(c) In the event that a Member's benefits under this Plan and any other plan exceed the limitations specified in Section 6.1(a) or (b), appropriate reductions in such benefits shall be made by the Plan Administrator in the following order:

  (i)  First, any benefits from this Plan, and

  (ii) to the extent that additional reductions are necessary, such reductions shall be made to any defined contribution plan maintained by the Employer.

(d) For purposes of this Section 6.1, the following definitions and rules of interpretation shall apply:

  (i) "Projected Annual Benefit" means the Annual Benefit to which a Participant would be entitled under a defined benefit plan (after giving effect to any limitation on such benefit contained in such plan that may be applicable to the Member) on the assumptions that he continues Employment until his Normal Retirement Date thereunder, that his Compensation continues at the same rate as in effect for the Plan Year under consideration until such Normal Retirement Date, and that all other relevant factors used to determine benefits under such Plan remain constant for all future Plan Years.

  (ii) The "Annual Addition" of a Member means amounts treated as Employer contributions, plus the Member's contributions (if any), provided that for Plan Years ending before December 31, 1986, only the lesser of: (1) the portion of this Participant contributions (if any) during such year in excess of 6% of his compensation, within the meaning of Code Section 415(c)(3), or
  (2) one-half of his Member contributions during such Year shall be treated as Annual Additions. With respect to defined contribution plans under which forfeitures can occur, Annual Additions shall also include any forfeitures allocable during the Plan Year. Further, amounts allocated in Plan Years beginning after March 31, 1984, to an individual medical account, as defined in Code Section 415(1), which is part of a defined benefit plan maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, shall be treated as Annual Additions to a defined contribution plan. In no event shall this be construed as applying the limitations of Code Section 415(c)(l)(B) to individual medical accounts or postretirement medical benefits.

  (iii) The "Annual Benefit" of a Member means the annual amount payable under a defined benefit plan computed in accordance with the following rules:

  (1) where the benefit payable under a defined benefit plan is other than in the form of either a straight life annuity or a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11)(G)(iii), it shall be adjusted to the Actuarial Equivalent benefit in the form of a straight life annuity on the basis of reasonable actuarial assumptions;

  (2) in the case of a benefit under a defined benefit plan which begins before age 62, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at age 62 on the basis of reasonable actuarial assumptions;

  (3) in the case of a benefit under a defined case benefit plan which begins after age 65, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at age 65 on the basis of reasonable actuarial assumptions. The adjustment described in (2) above shall not increase the value of a Member's Annual Benefit above $170,000 (this amount shall be adjusted automatically in accordance with regulations promulgated by the Secretary of Treasury) if the Participant's benefit under the defined benefit plan does not exceed $75,000 commencing at or after age 55, or the Actuarial Equivalent of $75,000 at age 55 in the case of a benefit commencing before age 55.

  (4) "Dollar Limitation" means the limitation provided in Code Section 415(c)(l)(A) (adjusted in accordance with regulations of the Secretary of the Treasury) as in effect for the particular Plan Year.

  (5) "Prior Year" means a year, preceding the current Plan Year, in which the Participant was in the service of the Employer. For purposes of the preceding sentence, year shall mean (in the event the Plan was in existence during such year) a Plan Year, or (in the event the Plan was not in existence during such year) a 12-month period which begins and ends on the same dates as the Plan Year.

  (6) For purposes of computing the maximum allocation under either Section 6.1(a) or Section 6.1(b), all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan, and all defined contribution plans as defined in Code Section 414(i) (whether or not terminated) of the Employer shall be treated as one defined contribution plan.

  (7) For purposes of Section 6.1(b)(i)(l) and (b)(ii)(l), if the Plan is a Top Heavy Plan, in computing the aggregate limitation on benefits and contributions for an Employee who participates in defined contribution and defined benefit plans of the Employer which are included in a Top Heavy Plan group, "1.0" shall be substituted for "1.25" in Section 6.1(b)(i)(l) and
  (b)(ii)(l), provided that such substitution shall not occur if the sum of the benefits of Key Employees in all defined contribution and defined benefits plans of the Employer does not exceed 90% of the total of the benefits of all Members, and the Employer provides either: (1) an additional benefit for non-key employee Members in the defined benefit plan equal to the lesser of: one percent (1%) of each such employee's average annual compensation multiplied by each such employee's years of service, or ten percent (10%) of such average annual compensation; or (2) an additional minimum contribution for non-key employee participants in the defined contribution plan equal to one percent (1%) of each such Member's compensation for such year.

(e)  EGTRRA Limitation on Benefits.

  (i) This Section 6(e) shall be effective for limitation years ending after December 31, 2001, and thus effective as of January 1, 2002.

  (ii) Effect on Members. Benefit increases resulting from the increase in the limitations of Code Section 415(b) shall be provided to all Members who are Members and who have one Hour of Service on or after January 1, 2002.

  (iii)  Definitions.

  (1) Defined benefit dollar limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies. Effective January 1, 2005, the "defined benefit dollar limitation" is $170,000.

  (2) Maximum permissible benefit. The "maximum permissible benefit" is the defined benefit dollar limitation (adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below, and limited, if applicable, as provided in (D) below).

  (A) If the Member has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Member who has fewer than 10 Years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years (or part thereof) of Service with the Employer and (ii) the denominator of which is 10.

  (B) If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (1) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan, and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as specified in Section 1.2 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

  (C) If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is the Actuarial Equivalent to the defined benefit dollar limitation applicable to the Member at age 65 (adjusted under (A) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (1) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan, and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table specified in Section 1.2 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

6.2  Special Rules for Benefits Payable to Highly Compensated Employees.

(a)  An Employee shall be deemed an "Affected Employee" subject to this Section
6.2 if he is a Highly Compensated Employee, and is one of the twenty-five
(25) Employees paid the greatest compensation in the current or any prior
Plan Year.

(b) In the event of Plan termination, the benefit of any Affected Employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(c) The annual payments to an Affected Employee are restricted to an amount equal to the payment that would be made on behalf of the Affected Employee under (i) a single life annuity that is the Actuarial Equivalent of the sum of the Affected Employee's Accrued Benefit and other benefits payable to the Affected Employee under the Plan, and (ii) the amount of the payments that the Affected Employee is entitled to receive under a social security supplement. The restrictions in this paragraph do not apply, however, if:

  (i) After payment to an Affected Employee of all benefits payable to the Affected Employee under the Plan, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(l)(7),

  (ii) The value of benefits payable to the Affected Employee under the Plan is less than 1 percent of the value of current liabilities before distribution, or

  (iii) The value of the benefits payable to the Affected Employee under the Plan does not exceed the amount described in Code Section 411(a)(11)(A).

For purposes of subparagraphs (i), (ii) and (iii) above the value of Plan assets and the value of current liabilities must be determined as of the same date. For purposes of this subsection, the term "benefit" includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the Employee's life.

6.3 No Assignment of Benefits. None of the benefits under the Plan shall be subject to the claims of creditors of Members, Terminated Members, Retired Members, Eligible Spouses, or Beneficiaries, and such benefits shall not be subject to attachment, garnishment, or any other legal process whatsoever.
No Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary. If any such Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary shall become bankrupt or attempt to anticipate, sell, alienate, transfer, pledge, assign, encumber, or charge any benefit specifically provided for herein, or if a court of competent jurisdiction enters an order purporting to subject such interest to the claim of any creditor, then such benefit shall be terminated and the Trustee shall hold or apply such benefit to or for the benefit of such Member, Terminated member, Retired Member, Eligible Spouse, or Beneficiary in such manner as the Plan Administrator, in its sole discretion, may deem proper under the circumstances.

However, the foregoing provision against the assignment of a Member' s benefit under the Plan shall not apply in the case of (i) qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Code Section 414(p), or (ii) the Member's liability to the Plan due to: (A) the Member's conviction of a crime involving the Plan, (B) a judgment, consent order, or decree in action for violation of fiduciary standards, or (C) a settlement involving the Department of Labor or Pension Benefit Guaranty Corporation.

6.4 Commencement of Benefits. Notwithstanding any provision to the contrary, the payment of benefits to the Member shall begin not later than 60 days after the last day of the Plan Year in which the latest of (a), (b), or (c) occurs:

(a)  The Member's Normal Retirement Date;

(b) The 10th anniversary of the date on which such Member first becomes a Member; or

(c)  The date on which such Member terminates his service with the Employer.

Otherwise, the payment of benefits shall commence as of any earlier date specified in this Plan. Payment of a Member's benefits shall commence not later than April 1 of the calendar year that follows:

  (i) for a Member who is a 5% owner (as defined in Code Section 416(i)(1)), the calendar year in which the Member reaches age 701/2, and

  (ii) for each other Member, the later of the calendar year in which the Member (i) reaches age 701/2, or (ii) retires.

Notwithstanding any provision of the Plan to the contrary, all distributions from the Plan shall be made in accordance with the requirements of the regulations under Code Section 401(a)(9), including the minimum incidental benefit distribution requirements under Section 1.401(a)(9)-2 of the Proposed Regulations. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with regulations under such section that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

6.5 Reversion. Employer contributions are to revert to the Employer under the following conditions:

(a) Mistake of Fact. In the case of an Employer contribution which is made by the Employer by reason of a mistake of fact, such contribution shall be returned to the Employer within one year after the payment of the contribution.

(b) Disqualification of Plan. If this Plan does not initially qualify under Code Section 401(a), Employer contributions attributable to a period for which the Plan is disqualified shall be returned to the Employer within one year after the date of denial of qualification of the Plan.

(c) Nondeductible Contribution. If any Employer contribution is determined by the Internal Revenue Service to be nondeductible under Code Section 404, then such Employer contribution, to the extent that is determined to be nondeductible, shall be returned to the Employer within one year after the disallowance of the deduction.

(d)  Plan Termination.  Upon termination of the Plan, as provided in Section
8.6 of the Plan.

                                 ARTICLE VII

                        CONTRIBUTIONS BY THE EMPLOYER

7.1 Employer Contributions. The Plan benefits to Members, Terminated Members, Retired Members, Spouses, and Beneficiaries of the Plan shall be satisfied to the extent that contributions by the Employer to the Trust Fund and investment earnings on the Trust Fund shall so permit. Employer contributions during any Plan Year shall be determined by the Board (a) on the basis of the actuarial statement submitted by the Actuary employed by the Plan Administrator on behalf of Members, Terminated Members, Retired Members, Spouses, and Beneficiaries, (b) on the basis of the Plan's investment policy, and (c) within the range of the minimum and maximum amounts required and permitted by law, on the basis of the Employer's financial position as determined by the Board from time to time. So long as the Plan has not been terminated or revoked and the Employer is financially able, the contribution made by the Employer during any Plan Year shall be at least the amount of the contribution certified by the Actuary as necessary to avoid an accumulated funding deficiency.

7.2 Funding and Investment Policy. From time to time, the Plan Administrator or its delegate shall furnish the Trustee with an estimate of the amounts required during at least the next three Plan Years to provide benefit payments to Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries. On the basis of this estimate, and also taking into account estimated administrative expenses of the Plan and any known or contemplated events that are expected to have significant financial effects on the Plan, the Trustee shall determine the short-term and long-term liquidity needs of the Plan. In addition to making the ultimate investment decisions, the Trustee shall determine the broad investment policy with respect to the Plan on the basis of the Plan's liquidity needs, on the basis of reasonable goals as to the appropriate rate of investment return and degree of investment risk, and on the basis of the non-binding recommendations of the Employer. It is expected that this broad investment policy shall be revised from time to time to recognize changing conditions. Alternatively, any or all of the responsibilities allocated to the Trustee in this Section may be delegated by the Board of Directors to an investment manager within the meaning of ERISA Section 3(38).

7.3 Payment of Expenses. All expenses of administering this Plan and the Trust as may be mutually agreed upon from time to time or that may arise in connection with the Plan and Trust shall be paid from the Trust Fund, unless the Employer pays such expenses.

                                ARTICLE VIII

                       AMENDMENT AND TERMINATION OF PLAN

8.1 Right to Amend. The Employer reserves the right to amend this Plan or the Trust, by a resolution adopted by the Board of Directors, without the consent of any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary, provided, however, that no amendment of this Plan or the Trust shall deprive any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary of any vested equitable interest herein nor shall such amendment increase the duties and obligations of the Trustee except with its consent.

8.2 Right to Terminate. Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly thereto each year, the Employer, by a resolution adopted by the Board of Directors, may terminate this Plan or permanently discontinue contributions at any time.

8.3 Allocation upon Termination. If this Plan is terminated, the value of the Trust Fund remaining after providing for the expenses of administration of the Plan and Trust shall be allocated among the Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries in the order of precedence and amounts specified in ERISA Section 4044 and the regulations thereunder.

The allocation of the Trust Fund in accordance with this Section shall be based on the method of payment of Monthly Retirement Income or Death Benefits specified in this Plan and shall be calculated as of the date on which this Plan is terminated. In the event that the Trust Fund assets on or after the date of termination are insufficient to fund all benefits within any class, the benefits of all higher orders of precedence shall be funded, the benefits of all lower orders of precedence shall be unfunded, and the assets remaining shall be allocated among the Members of such partially funded class on the basis of their respective actuarial reserves, subject to the provisions of ERISA Section 4044 and any regulations thereunder.

8.4 Vesting upon Termination or Partial Termination. In the event of the termination of the Plan, the Accrued Benefit as of the date of termination of each Member who has not terminated his employment as of the date of termination of the Plan shall be fully vested in his Accrued Benefit. Similarly, in the event of a partial termination of the Plan, each Member who is affected by such partial termination shall be fully vested in his Accrued Benefit.

8.5 Distributions upon Termination. The Employer shall file timely notice of the termination with the Internal Revenue Service in order to obtain a determination letter from the Internal Revenue Service that the Plan is qualified upon termination under Code Section 401(a). Within a reasonable period of time following the receipt of a determination letter from the Internal Revenue Service, the interest of each Member, Terminated Member, Retired Member, Eligible Spouse or Beneficiary shall be distributable in the form of a non-transferable annuity commencing at age 62 or 65, which annuity shall be purchased with the assets allocated for the benefit of such person upon termination or shall be provided for in some other manner as determined by the Plan Administrator; provided, however, that each Member may be offered the option of a lump sum distribution with the consent of his Eligible
Spouse, if any.

8.6 Reversions upon Termination. Any assets remaining after the satisfaction of all liabilities under the Plan as of the date of termination to Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries, which funds remain by reason of erroneous actuarial computation, shall be returned to the Employer.

                                  ARTICLE IX

                              PLAN ADMINISTRATOR

9.1 Designation. The Employer shall serve as the Plan Administrator, in which capacity it shall generally have all the powers, duties and responsibilities as set forth in ERISA. It is anticipated that the Employer shall delegate its rights, duties and responsibilities as Plan Administrator to an administrative committee consisting of one or more persons designated from time to time by the Board, and the Employer hereby authorizes such delegation.

The President of the Employer (or in the event of the President's inability or failure to act, any Vice President of such company) shall certify in writing to the Trustee, as promptly as practicable after any change in the membership of the administrative committee, the names of the persons then serving as members of the committee. The Trustee shall be entitled to rely on the names so certified as being the authorized and acting members of the committee until notified of any change by subsequent certification.

The administrative committee may act at a meeting or by unanimous written consent without a meeting. The administrative committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the committee shall consist of not less than two-thirds of the members thereof, and a majority vote of those present shall control on all matters acted upon at a meeting of the committee. A dissenting committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.

9.2 Compensation and Records. The Plan Administrator shall serve until the designation of a replacement by the Board of the Employer. No compensation shall be paid the Plan Administrator from the Trust Fund for its services. The Plan Administrator shall keep a permanent record of its actions with respect to the Plan, which shall be available for inspection by appropriate parties as provided in the Code and ERISA.

9.3 Duties and Powers; Claims Review Procedures. Subject to the limitations of the Plan, the Plan Administrator shall from time to time establish rules for the administration of the Plan and transaction of its business. The records of the Employer, as certified to the Plan Administrator, shall be conclusive with respect to any and all factual matters dealing with the employment of a Member. The Plan Administrator shall have the exclusive discretionary power to construe and interpret the Plan, and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Member or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan, and the Plan Administrator's decisions on such matters shall be final and binding on all parties. Any interpretation or determination made pursuant to such discretionary authority will be upheld on judicial review, unless it is shown to be in abuse of discretion (i.e., arbitrary and capricious).

The Plan Administrator shall pass upon any written claim for benefits under this Plan, which claim shall be submitted by the Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary upon a form furnished to such claimant by the Plan Administrator. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Plan Administrator shall provide to the claimant, within 90 days after receipt of such claim (unless special circumstances require an extension of time for processing, in which written notice of such extension shall be provided to the claimant and such decision should be rendered as soon as possible, but in no event later than 180 days after receipt of such claim), a written notice setting forth, in a manner calculated to be understood by the claimant:

(a)  The specific reason or reasons for the denial;

(b) Specific references to the pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(d) A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination upon review.

Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator for a full and fair review. The claimant or his duly authorized representative;

(a)  May request a review upon written notice to the Plan Administrator;

(b) May review and obtain copies of pertinent documents, records and other information relevant to the claimant's claim for benefits; and

(c) May submit issues and comments in writing, documents, records and other information relating to the claim for benefits.

A decision by the Plan Administrator shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which written notice of such extension shall be provided to the claimant and such decision should be rendered as soon as possible, but in no event later than 120 days after receipt of such claim. The Plan Administrator's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The decision upon review shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

All determinations with respect to questions arising in the administration, interpretation, and application of the Plan, including the review of denied claims, shall be conclusive and binding on all persons, subject, however, to the provisions of the Code and ERISA.

9.4 Authorization of Payments. The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who qualifies for such payments hereunder. Such written order to the Trustee shall specify at least the name of such person, his address, his Social Security number, and the amount and frequency of such payments.

9.5 No Discrimination. The Plan Administrator shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Plan Administrator which would be discriminatory in favor of Members or employees who are officers, shareholders, or highly compensated employees or which would result in benefiting one Member, or group of Members, at the expense of another, or in the application of different rules to substantially similar sets of facts.

9.6 Retention of Agents. The Plan Administrator may delegate its responsibilities under this Article IX to one or more of its employees and may employ such counsel, accountants, Actuaries, or other agents as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such counsel, accountants, Actuaries, and other agents and any other expenses incurred by the Plan Administrator in the administration of the Plan and Trust.

                                  ARTICLE X

                          THE TRUST FUND AND TRUSTEE

10.1 General. The Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits as set forth in this Plan.

10.2 Disposition of Trust Fund. The Trust Fund shall be received, held in Trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and the provisions as set forth in this Plan. No part of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries under this Plan prior to the satisfaction of all liabilities hereunder with respect to such persons. No person shall have any interest in or right to the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

10.3 Right of Removal. The Board of the Employer may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or upon the resignation of the Trustee, the Employer shall designate and appoint a successor Trustee.

10.4 Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control, and disburse funds as at that time shall be set forth in the Trust Agreement. In exercising such powers, the Trustee may request instructions in writing from the Plan Administrator on any matters affecting the Trust and may rely and act thereon.

10.5 Interest-Bearing Deposit With Employer. The investment of all or part of the Trust Fund in deposits which bear a reasonable rate of interest in Southwest Georgia Bank or any other bank or financial institution which is supervised by the United States or a State and which is a fiduciary for the Plan is expressly authorized.

10.6 Integration of Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and all rights of Members or others under this Plan shall be subject to the provisions of the Trust Agreement to the extent such provisions are not contradicted by specific provisions of this Plan.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

11.1 Prohibition Against Diversion. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries, except as provided in Section 8.6 at the time of termination of the Plan and Trust, or except as may otherwise be permissible under the Code and Regulations issued thereunder.

11.2 Prudent Man Rule. For purposes of Part 4 of Title I of ERISA, the Employer, the Trustee, and the Plan Administrator shall each be named fiduciaries and shall each discharge their respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of any parties pursuant to
Article IX of the Plan are "duties" of the Employer for purposes of this Section.

11.3 Responsibilities of Parties. The Employer shall be responsible for the administration and management of the Plan except for those duties specifically allocated to the Trustee or Plan Administrator. The Trustee shall have exclusive responsibility for the management and control of the responsibility for all matters specifically delegated to it by the Employer in the Plan. The Employer shall be deemed the Plan Sponsor for all purposes of ERISA.

11.4 Reports Furnished Members. The Plan Administrator shall cause to be furnished to each Member, and to each Terminated Member, Retired Member, Eligible Spouse, or Beneficiary receiving benefits under this Plan, in the manner and within the time limits specified in the Code and ERISA, each of the following:

(a)  A summary plan description and periodic revisions;

(b)  Notification of amendments to the Plan; and

(c) A summary annual report which summarizes the annual report filed with the Department of Labor.

11.5 Reports Available to Members. The Plan Administrator shall make copies of the allowing documents available at the principal office of Employer for examination by any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary:

(a)  The Plan and Trust Agreement;

(b)  The summary plan description; and

(c)  The latest annual report.

11.6 Reports Upon Request. The Plan Administrator shall furnish to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who so requests in writing, once during any 12-month period, a statement indicating, on the basis of the latest available information:

(a)  The total benefits accrued; and

(b) The nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable.

The Plan Administrator shall also furnish to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who so requests in writing, at a reasonable charge to be prescribed by regulation of the Secretary of Labor, any document referred to in Section 11.5.

11.7 Merger or Consolidation of Employer. If the Employer is merged or consolidated with another organization, or another organization acquires all or substantially all of the Employer's assets, such organization may, but shall not be required to, become the Employer hereunder by action of its governing board. Such change in Employers shall not be deemed a termination of the Plan by either the predecessor or successor Employer.

11.8 Plan Continuance Voluntary. Although it is the intention of the Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Employer.

11.9 Suspension of Contributions. The Employer specifically reserves the right, in its sole and uncontrolled discretion, to modify or suspend contributions to the Plan (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

11.10 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between the Employer and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Member in the Plan.

11.11 Facility of Payments. In making any distribution to or for the benefit of any minor or incompetent Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary or for the benefit of any other Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, then the Plan Administrator, in its sole, absolute, and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan
Administrator to see to the application thereof.

11.12 Unclaimed Benefits. If any benefits payable to, or with respect to, a Member are not claimed for a period of 7 years from the date of entitlement, as determined by the Plan Administrator, and following a diligent effort to locate such person, the person shall be presumed dead and the post-death benefits, if any under this Plan, shall be paid pursuant to the law of intestate succession of the State of Georgia, as in effect on the date of payment, provided that the Member's benefits shall be reinstated in the event that such person later files claim for such benefits with the Plan Administrator and in the event that the Member or his Eligible Spouse or other Beneficiary has not previously received the Actuarial Equivalent of such benefits. No benefits shall be paid retroactively to the date of entitlement if the member cannot be located at such time after a diligent search but later is found; instead, benefits with respect to such Member shall be paid prospectively from the first date of the month coincident with or immediately following the date on which the Member files a claim therefor with the Plan Administrator. Nothing in this Section shall be construed to prohibit the Plan Administrator, in its sole discretion, from paying benefits prior to the expiration of such 7-year period to any surviving Eligible
Spouse or other Beneficiary of a Member who cannot be located after a diligent search has been conducted.

11.13 Governing Law. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States of America under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.14 Headings No Part of Agreement. Headings of articles, sections, and subsections of the Plan are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction thereof.

11.15 Merger or Consolidation of Plan. This Plan and Trust shall not be merged or consolidate with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Member if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Member would have been entitled if this Plan had been terminated immediately before such action. Effective as of the close of business on December 31, 2004, the Plan shall accept the merger of the Sylvester Plan into the Plan, and, as soon as administratively practicable thereafter, the related trust-to-trust transfer of assets and liabilities, in accordance with the requirements of Code Section 414(l). The merger of the Sylvester Plan with and into the Plan shall not decrease a Member's vested interest and shall not reduce a Member's benefits in violation of Code
Section 411(d)(6). The Company and the Plan Administrator shall have the authority to take such actions as may be necessary to effectuate the merger of the Sylvester Plan with and into the Plan and the related transfer of assets and liabilities.
                                     44

11.16 Indemnification. The Employer hereby agrees to indemnify any Employee or Member of the Board of the Employer to the full extent of any expenses, penalties, damages, or other pecuniary loss which such Employee or member may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan. Such indemnification shall be paid by the Employer to the Employee or member to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall such items be paid out of Plan assets.

11.17  Direct Transfer of Eligible Rollover Distributions.

(a) Notwithstanding any provision of the Plan to the contrary, with respect to any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) For the purposes of this Section 11.17, the following definitions shall apply:

  (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B) (i)(IV); or the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

  (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

  (iii) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

  (iv) "Direct Rollover" shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.












































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

                                 ARTICLE XII

                             TOP-HEAVY PROVISIONS

12.1 Application. For Plan Years beginning January 1, 1984 or later, in the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

12.2  Definitions.

(a) Top Heavy Compensation. For purposes of this Section of the Plan, Top-Heavy Compensation means an individual's compensation (as determined under Code
Section 415(c)(3)) from the Employer for the Plan Year, as adjusted pursuant to Code Section 415(d); provided, however, that for purposes of determining
Key Employees, Top-Heavy Compensation shall be increased by elective contributions under a cafeteria plan (Code Section 125), elective deferrals (Code Sections 401(k) and 401(a)(8)), and contributions to a SEP (Code
Section 402(h)(1)(B)), and, in the case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity (Code Section 403(b)).

(b) Minimum Benefit. The accrued benefit equal to two percent (2%) of a Member's average Top Heavy Compensation for each Year of Service disregarding Years of Service when the Plan was not a Top-Heavy Plan.

(c) Top-Heavy Plan. A plan that is required in such year to satisfy the requirements of Code Section 416 because the aggregate of the Accrued Retirement Benefits of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the Accrued Retirement Benefits of all Members in the Plan, such determination to be made in accordance with the procedures described in Code Section 416(g) and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year). The Accrued Retirement Benefit of any Member who has not performed any services for the Employer in the past five years shall not be included. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Code Sections 401(a)(4) and 410, and all other plans maintained by the Employer in which a Key Employee is a Participant (the "Required Aggregation Group.") The Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation Group") so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

12.3 Accrual of Minimum Benefit. For any Plan Year in which the Plan is a Top-Heavy Plan, the Minimum Benefit as defined in Section 12.2(c) shall be accrued for each Member who is not a Key Employee, provided that the total Minimum Benefit accrued for a non-Key Employee under this provision shall not exceed 20% of his Top Heavy Compensation.





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

12.4 Vesting. If for any Plan Year or Years the Plan is a Top-Heavy Plan, an Employee's vested interest in his Accrued Benefit for such Plan Year and all preceding Plan Years shall not be less than as determined under the following vesting schedule:

    Years of Service    Vested Percentage    Forfeited Percentage
    Less than 2               0%                     100%
         2                   20%                      80%
         3                   40%                      60%
         4                   60%                      40%
         5                   80%                      20%
         6                  100%                       0%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule in this
Section 12.4 shall revert to the provisions in Section 5.1; provided that any portion of the accrued benefit that was nonforfeitable before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable, and further provided that any Member who has three (3) or more Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall have the right to elect during the Election Period (as hereinafter defined) to continue to have his vested interest determined in accordance with the vesting schedule contained in this
Section 12.4.

For the purposes of this Section 12.4, Years of Service shall include Service prior to the Effective Date, and shall include Service during the Election Period. The Election Period shall be the period during which such Participants may make such vesting schedule election and shall begin on the date of the adoption of the amendment which changes the vesting schedule and shall end on the later of:

  (i) The date which is 60 days after the adoption of the amendment which changes the vesting schedule;

  (ii) The date which is 60 days after the effective date of the amendment which changes the vesting schedule; or

  (iii) The date which is 60 days after the date such Participant is notified in writing of the amendment which changes the vesting schedule.

12.5  Post-EGTRRA Top-Heavy Provisions.

(a) Effective date. This Section 12.5 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section
12.5 amends Sections 12.1 through 12.4 of the Plan.

(b)  Determination of Top-Heavy Status.

  (i) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual


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

  compensation greater than $135,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2005), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

  (ii)  Determination of Present Values and Amounts.  This Section 12.5(b)(ii)
  (2) shall apply for purposes of determining the present value of accrued benefits of Employees as of the determination date.

  (1) Distributions During Year Ending on the Determination Date. The present value of accrued benefits of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
  Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

  (2) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits of any individual who has not performed services for the Employing Unit during the 1-year period ending on the determination date shall not be taken into account.

(c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1), in determining years of Service with the Employer, any Service with the Employer shall be disregarded to the extent that such Service occurs during a Plan Year when the plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Employee.





















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


IN WITNESS WHEREOF, the Employer has caused this amended and restated Plan to be executed this the 21st day of December, 2005, to be effective as of March 1, 2005.


                                      EMPLOYERS:

                                      SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                      By:      /s/DeWitt Drew
                                      Office:  President & CEO

(CORPORATE SEAL)                      Attest:  /s/Donna Lott
                                      Office:  Secretary



                                      SOUTHWEST GEORGIA BANK
                                      By:      /s/DeWitt Drew
                                      Office:  President & CEO

(CORPORATE SEAL)                      Attest:  /s/Donna Lott
                                      Office:  Secretary
































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